Exhibit 99.1

Chittenden Corporation 2 Burlington Square P.O. Box 820 Burlington, Vermont 05402-0820 802-658-4000	Kirk W. Walters (802) 660-1561

For Immediate Release

January 20, 2005	18/05

CHITTENDEN REPORTS EARNINGS AND QUARTERLY DIVIDEND

Burlington, VT — Chittenden Corporation (NYSE:CHZ) Chairman, President and Chief Executive Officer, Paul A. Perrault, today announced earnings for the year ended December 31, 2004 of $75.1 million or $1.61 per diluted share, compared to $74.8 million or $1.66 per diluted share a year ago. For the fourth quarter of 2004, net income was $20.0 million or $0.43 per diluted share, compared to $19.7 million or $0.43 per diluted share earned in the fourth quarter of 2003. Chittenden also announced its quarterly dividend of $0.18 per share. The dividend will be paid on February 11, 2005, to shareholders of record on January 28, 2005.

In making the announcement, Perrault said, “We accomplished many important things internally in 2004, including the core data processing systems conversion and the merger of Granite Bank into Ocean National Bank. At the same time significant progress was made externally, as evidenced by double digit growth in both commercial and commercial real estate loans. I look forward to putting these developments to the advantage of our shareholders, customers, and employees in 2005.”

Total loans increased $97 million from September 30, 2004 and $352 million from December 31, 2003. Both the quarter to date (on an annualized basis) and the year over year increases were approximately 9.5%. The increase in both periods was primarily driven by growth in the Company’s commercial (22% increase year over year) and commercial real estate (11% increase year over year) loan portfolios. In addition, financings for commercial customers also influenced the Company’s construction loan portfolio growth, which increased $33 million from year-end 2003 and $30 million from September 30, 2004. Consumer loans declined from both the prior year-end and on a linked quarter basis. This decrease was primarily due to runoff in the Company’s discontinued indirect auto lease portfolio. Runoff from the prior year in the 1-4 family residential real estate portfolio was more than offset by growth in home equity lines of credit.

Total deposits increased $69 million from a year ago and declined $54 million from the third quarter. The decline from the prior quarter was due to the Company’s normal seasonal trends, driven primarily by municipal and commercial customers. The increase from the prior year-end was primarily attributable to higher levels of deposits from our commercial customers in our Vermont and New Hampshire franchises. Borrowings increased from both the third quarter as well as from the prior year-end due to higher levels of short-term borrowings, which resulted from the seasonal declines in deposits and the strong loan growth in the fourth quarter.

The Company’s net interest margin for the fourth quarter was 4.27%, compared with 4.20% for the third quarter of 2004 and 4.14% for the same period in 2003. For 2004 the net interest margin was 4.21% compared with 4.12% for 2003. The increase in net interest margin primarily related to higher yields on loans due to increases in the prime rate as well as continued improvement in the Company’s asset mix.

Net charge-offs as a percentage of average loans were 3 basis points in the fourth quarter and 7 basis points for the year ended December 31, 2004, compared to 8 basis points and 16 basis points for the respective periods in 2003. Net charge-offs on a year-to-date basis totaled $2.8 million compared with $5.8 million in 2003. Nonperforming assets were $20.0 million at December 31, 2004, down $1.5 million from September 30, 2004. As a percentage of total loans this represented 49 basis points, down 5 basis

Chittenden Corporation 2 Burlington Square P.O. Box 820 Burlington, Vermont 05402-0820 802-658-4000	Kirk W. Walters (802) 660-1561

For Immediate Release

points from the third quarter and up from the unusually low level in the fourth quarter of 2003 of 39 basis points. The provision for loan losses was $4.4 million in 2004 compared to $7.2 million in 2003. Continued lower levels of net charge-offs, and strong asset quality drove the provision for 2004. As a percentage of total loans, the allowance for loan losses was 1.45%, down from 1.47% at September 30, 2004, primarily as a result of continued loan growth.

Noninterest income for the fourth quarter of 2004 declined $6.0 million from the same quarter of 2003. The primary drivers of the decline were lower securities gains, mortgage banking revenues and retail investment income. Gains on sales of securities were $107,000 in the fourth quarter of 2004, compared with $3.0 million in 2003. Securities gains in the fourth quarter of 2003 were substantially offset by $916,000 in losses on the prepayment of borrowings and $2.2 million in conversion and restructuring charges. Mortgage banking revenues declined $2.5 million from the fourth quarter of 2004 due to a 50% decline in loan sales volumes. Retail investment income declined $449,000 primarily due to lower annuity sales at Chittenden Securities, Inc.

Noninterest income for the year ended December 31, 2004 was $73.4 million, a decline of $23.6 million from the prior year. Lower levels of gains on sales of securities and mortgage loans, net of lower losses on prepayments of borrowings, accounted for all of the variance. Excluding these items, noninterest income was $1.6 million higher in 2004 than in 2003, driven primarily by higher levels of investment management income, which offset lower levels of retail investment income. Also included in the 2004 other income amount was $1.3 million in gains on sales of two branches.

Noninterest expenses were $43.0 million for the fourth quarter of 2004 compared with $48.1 million for the same period in 2003. Conversion and restructuring charges in the fourth quarter of 2004 were $291,000, a decline of $1.9 million from the similar quarter a year ago. The 2003 restructuring charges primarily related to $1.8 million for the consolidation of 11 branches and the closure of 30 offsite ATMs. Data processing expense declined $1.5 million, as a result of the Company’s core data processing conversion in the second quarter of 2004. Salaries were approximately $1.0 million lower than the year ago level and other noninterest expenses declined $719,000.

In 2004 noninterest expenses were $15 million lower than in 2003, primarily driven by $6.7 million in reduced conversion and restructuring charges. An additional $4.8 million was due to reduced salary expenses, driven by lower staffing and reduced levels of incentive compensation. Lower levels of data processing expenses also accounted for $3.2 million of the decline. Increased employee benefits costs, driven by higher medical and dental benefits of $699,000, were offset by reduced levels of occupancy expenses of $587,000 and other noninterest expenses of $1.4 million.

The effective income tax rate for 2004 was 36.0% for the fourth quarter and 36.4% year to date compared with 34.8% and 35.8% for the respective periods in 2003. The higher effective income tax rate was primarily attributable to increased taxable income in New Hampshire, which has a higher statutory tax rate than other states in which the Company has operations.

The return on average equity was 12.70% for 2004, compared with 13.90% for a year ago. The decrease from 2003 primarily resulted from higher levels of average equity due to the Granite acquisition and retention of earnings. The return on average assets for year ended December 31, 2004 was 1.27%, a decrease of 2 basis points from 2003.

Chittenden Corporation 2 Burlington Square P.O. Box 820 Burlington, Vermont 05402-0820 802-658-4000	Kirk W. Walters (802) 660-1561

For Immediate Release

Kirk W. Walters, Executive Vice President and Chief Financial Officer of Chittenden Corporation, will host a conference call on January 20, 2005 at 10:30 am eastern time to discuss these earnings results. Interested parties may access the conference call by calling 800-901-5217, passcode 56712003. International dial-in number is 617-786-2964. Participants are asked to call in a few minutes prior to the call to allow time for registration. Internet access to the call is also available (listen only) by clicking “webcasts” under the Investor Resources section of the Company’s website at http://www.chittendencorp.com. A replay of the call will be available through January 27, 2005 by calling 888-286-8010 (International dial number is 617-801-6888), passcode 27736802. A replay of the call will also be available on the Company’s website at the address above for an extended period of time. The Company may answer one or more questions concerning business and financial developments and trends and other business. Some of the responses to these questions may contain information that has not been previously disclosed.

Chittenden is a bank holding company headquartered in Burlington, Vermont. Through its subsidiary banks1, the Company offers a broad range of financial products and services to customers throughout Northern New England and Massachusetts, including deposit accounts and services; commercial and consumer loans; insurance; and investment and trust services to individuals, businesses, and the public sector. Chittenden Corporation’s news releases, including earnings announcements, are available on the Company’s website.

This press release contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Chittenden intends for these forward-looking statements to be covered by the safe harbor provisions for forward- looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of complying with these safe harbor provisions. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ from historical performance or future expectations.

These differences may be the result of various factors, including changes in general, national or regional economic conditions, changes in loan default and charge-off rates, reductions in deposit levels necessitating increased borrowing to fund loans and investments, changes in interest rates, changes in levels of income and expense in noninterest income and expense related activities and other risk factors.

For further information on these risk factors and uncertainties, please see Chittenden’s filings with the Securities and Exchange Commission, including Chittenden’s Annual Report on Form 10-K/A for the year ended December 31, 2003. Chittenden undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or other changes.

[1]	Chittenden’s subsidiaries are Chittenden Bank, The Bank of Western Massachusetts, Flagship Bank and Trust Company, Maine Bank & Trust Company, and Ocean National Bank. Chittenden Bank also operates under the name Mortgage Service Center, and it owns Chittenden Insurance Group, and Chittenden Securities, Inc.

CHITTENDEN CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In Thousands)

	12/31/04	9/30/04	6/30/04	3/31/04	12/31/03
ASSETS

Cash and Cash Equivalents	$136,468	$165,191	$170,940	$154,178	$174,939

Securities Available For Sale	1,446,221	1,458,149	1,412,206	1,473,497	1,588,151
FRB and FHLB Stock	19,243	19,243	12,240	20,753	20,753
Loans Held For Sale	33,535	35,723	49,497	32,276	25,262

Loans:
Commercial	801,369	770,933	740,410	686,304	658,615
Municipal	106,120	105,781	66,533	92,338	87,080
Real Estate:
Residential:
1-4 family	688,017	685,714	667,676	666,753	700,671
Multi-family	182,541	181,622	189,589	182,085	176,478
Home equity	294,656	287,479	276,640	277,062	270,959
Commercial	1,590,457	1,558,221	1,505,880	1,485,031	1,430,945
Construction	174,283	143,871	129,901	138,497	140,801

Total Real Estate	2,929,954	2,856,907	2,769,686	2,749,428	2,719,854
Consumer	239,750	246,889	249,208	252,097	259,135

Total Loans	4,077,193	3,980,510	3,825,837	3,780,167	3,724,684
Less: Allowance for Loan Losses	(59,031)	(58,598)	(57,969)	(57,500)	(57,464)

Net Loans	4,018,162	3,921,912	3,767,868	3,722,667	3,667,220

Accrued Interest Receivable	28,956	26,607	27,376	25,582	29,124
Other Real Estate Owned	109	987	47	36	100
Other Assets	64,861	66,069	71,534	57,095	71,536
Premises and Equipment, net	74,271	73,927	72,805	72,273	72,130
Mortgage Servicing Rights	11,826	12,119	12,562	10,866	12,265
Identified Intangibles	20,422	21,196	21,972	21,978	22,733
Goodwill	216,136	216,697	216,697	216,431	216,431

Total Assets	$6,070,210	$6,017,820	$5,835,744	$5,807,632	$5,900,644

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Deposits:
Demand	$890,561	$907,396	$891,244	$848,758	$898,920
Savings	519,623	534,286	541,138	526,625	517,789
NOW	890,701	903,307	912,175	894,575	899,018
CMAs/ Money Market	1,577,474	1,603,059	1,491,522	1,472,377	1,604,138
Certificates of Deposit less than $100,000	752,828	755,494	779,492	780,940	789,066
Certificates of Deposit $100,000 and Over	407,543	388,935	298,721	311,067	260,960

Total Deposits	5,038,730	5,092,477	4,914,292	4,834,342	4,969,891

Securities Sold Under Agreements to Repurchase	76,716	71,056	75,016	76,051	78,980
Other Borrowings	279,755	182,450	204,122	236,446	208,454
Accrued Expenses and Other Liabilities	54,752	60,769	54,452	61,308	63,368

Total Liabilities	5,449,953	5,406,752	5,247,882	5,208,147	5,320,693

Stockholders’ Equity:
Common Stock	50,204	50,202	50,202	50,196	50,178
Surplus	249,036	248,828	248,241	247,464	246,938
Retained Earnings	384,679	372,980	361,623	351,569	341,441
Treasury Stock, at cost	(69,246)	(71,017)	(72,967)	(76,058)	(78,579)
Accumulated Other Comprehensive Income:
Unrealized Gains (Losses) on Securities Available for Sale	672	5,377	(3,772)	21,964	15,595
Directors Deferred Compensation to be Settled in Stock	4,930	4,720	4,562	4,381	4,413
Unearned Portion of Employee Restricted Stock	(18)	(22)	(27)	(31)	(35)

Total Stockholders’ Equity	620,257	611,068	587,862	599,485	579,951

Total Liabilities and Stockholders’ Equity	$6,070,210	$6,017,820	$5,835,744	$5,807,632	$5,900,644

CHITTENDEN CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In Thousands, except for per share amounts)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2004	2003	2004	2003
Interest Income:
Loans	$56,302	$49,878	$209,107	$199,436
Investment Securities:
Taxable	15,269	17,176	60,413	71,551
Tax-favored	14	13	53	162
Short-term Investments	76	71	194	293

Total Interest Income	71,661	67,138	269,767	271,442

Interest Expense:
Deposits	10,300	8,507	36,439	41,172
Borrowings	2,167	2,277	7,830	12,207

Total Interest Expense	12,467	10,784	44,269	53,379

Net Interest Income	59,194	56,354	225,498	218,063
Provision for Loan Losses	1,825	1,025	4,377	7,175

Net Interest Income after Provision for Loan Losses	57,369	55,329	221,121	210,888

Noninterest Income:
Investment Management and Trust	4,648	4,321	18,383	15,956
Service Charges on Deposits	4,179	4,686	17,886	18,396
Mortgage Servicing	(260)	592	159	281
Gains on Sales of Loans, Net	2,604	4,272	9,661	21,765
Gains on Sales of Securities, Net	107	3,031	2,335	17,380
Loss on Prepayments of Borrowings	—	(916)	(1,194)	(3,070)
Credit Card Income, Net	1,074	1,057	4,150	4,079
Insurance Commissions, Net	1,223	1,501	6,966	6,686
Retail Investment Services	674	1,123	3,239	4,621
Other	2,674	3,327	11,820	10,937

Total Noninterest Income	16,923	22,994	73,405	97,031

Noninterest Expense:
Salaries	21,302	22,248	84,619	89,431
Employee Benefits	5,281	5,157	21,958	20,578
Net Occupancy Expense	5,410	5,603	22,669	23,256
Data Processing	916	2,404	6,188	9,384
Amortization of Intangibles	774	755	3,077	2,748
Conversion and Restructuring Charges	291	2,169	2,266	8,969
Other	9,022	9,741	35,595	37,005

Total Noninterest Expense	42,996	48,077	176,372	191,371

Income Before Income Taxes	31,296	30,246	118,154	116,548
Income Tax Expense	11,268	10,528	43,027	41,749

Net Income	$20,028	$19,718	$75,127	$74,799

Earnings Per Share, Basic	$0.43	$0.43	$1.63	$1.67
Earnings Per Share, Diluted	0.43	0.43	1.61	1.66
Dividends Per Share	0.18	0.16	0.70	0.64

Return on Average Equity	12.95%	13.66%	12.70%	13.90%
Return on Average Assets	1.31%	1.31%	1.27%	1.29%

CHITTENDEN CORPORATION

SELECTED QUARTERLY FINANCIAL DATA

(Unaudited)

(In thousands, except ratios and per share amounts)

Selected Financial Ratios	12/31/04	9/30/04	6/30/04	3/31/04	12/31/03
Return on Average Equity	12.95%	13.11%	12.40%	11.97%	13.66%
Return on Average Assets	1.31%	1.31%	1.26%	1.21%	1.31%
Return on Average Tangible Equity [1]	21.25%	22.13%	21.01%	20.38%	23.63%
Return on Average Tangible Assets [1]	1.39%	1.40%	1.35%	1.30%	1.40%
Net Yield on Earning Assets	4.27%	4.20%	4.18%	4.17%	4.14%
Efficiency Ratio	55.64%	56.87%	58.05%	60.34%	59.58%

Tangible Capital Ratio	6.58%	6.46%	6.24%	6.48%	6.02%
Leverage Ratio	8.42%	8.39%	8.22%	8.28%	7.79%
Tier 1 Capital Ratio	10.44%	10.51%	10.46%	10.36%	10.07%
Total Capital Ratio	11.64%	11.76%	11.73%	11.61%	11.32%

Common Share Data
Common Shares Outstanding	46,342	46,241	46,135	45,954	45,796

Weighted Avg Common Shares Outstanding	46,293	46,188	46,045	45,899	45,729
Weighted Avg Common and Common Equivalent Shares Outstanding	46,960	46,863	46,556	46,522	46,390

Book Value per Share	$13.38	$13.21	$12.74	$13.05	$12.66
Tangible Book Value per Share	$8.28	$8.07	$7.57	$7.86	$7.44

Credit Quality Data
Nonperforming Assets (including OREO)	$20,024	$21,565	$20,624	$20,657	$14,431
90 days past due and still accruing	2,604	3,140	3,777	3,201	4,029

Total	$22,628	$24,705	$24,401	$23,858	$18,460
Nonperforming Assets to Loans Plus OREO	0.49%	0.54%	0.54%	0.55%	0.39%
Allowance to Loans	1.45%	1.47%	1.52%	1.52%	1.54%
Allowance to Nonperforming Loans (excluding OREO)	296.41%	284.76%	281.70%	278.85%	400.99%

Gross Charge-offs	$2,821	$1,654	$1,433	$1,251	$4,176
Gross Recoveries	1,428	1,258	802	860	1,444

Net Charge-offs	$1,393	$396	$631	$391	$2,732

Net Charge-offs to Average Loans	0.03%	0.01%	0.02%	0.01%	0.08%

QTD Average Balance Sheet Data
Securities	$1,495,302	$1,440,938	$1,447,419	$1,530,534	$1,647,313
Loans, Net	4,000,917	3,892,431	3,777,039	3,701,494	3,697,490
Earning Assets	5,572,226	5,414,750	5,294,057	5,292,868	5,446,055
Total Assets	6,089,616	5,930,272	5,799,583	5,792,012	5,960,054
Deposits	5,128,344	5,017,991	4,868,682	4,808,334	5,033,498
Borrowings	291,919	267,323	290,730	339,983	298,478
Stockholders’ Equity	615,420	591,137	589,067	586,788	572,512

1. Reconciliation of non-GAAP measurements to GAAP
Net Income (GAAP)	$20,028	$19,478	$18,154	$17,467	$19,718
Amortization of identified intangibles, net of tax	503	504	502	491	491

Tangible Net Income (A)	$20,531	$19,982	$18,656	$17,958	$20,209

Average Equity (GAAP)	615,420	591,137	589,067	586,788	572,512
Average Identified Intangibles	20,919	21,695	21,960	22,405	23,148
Average Deferred Tax on Identified Intangibles	(6,392)	(6,392)	(6,392)	(6,392)	(6,392)
Average Goodwill	216,502	216,697	216,439	216,431	216,431

Average Tangible Equity (B)	384,391	359,137	357,060	354,344	339,325

Return on Average Tangible Equity (A) / (B)	21.25%	22.13%	21.01%	20.38%	23.63%

Average Assets (GAAP)	6,089,616	5,930,272	5,799,583	5,792,012	5,960,054
Average Identified Intangibles	20,919	21,695	21,960	22,405	23,148
Average Deferred Tax on Identified Intangibles	(6,392)	(6,392)	(6,392)	(6,392)	(6,392)
Average Goodwill	216,502	216,697	216,439	216,431	216,431

Average Tangible Assets (C)	5,858,587	5,698,272	5,567,576	5,559,568	5,726,867

Return on Average Tangible Assets (A) / (C)	1.39%	1.40%	1.35%	1.30%	1.40%